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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-33025, Form S-3 No. 333-47775 Form S-3 No. 333-54251 and
Form S-8 No. 333-32809 and related prospectuses of Quest Education Corporation of our report dated May 10, 1999, with respect to the consolidated financial statements and schedule of Quest Education Corporation included in the Annual Report (Form 10-K/A) for the year ended March 31, 1999.



                                          /s/ Ernst & Young LLP


Atlanta, Georgia

June 29, 1999